Exhibit 10.1
PURCHASE AND SALE AGREEMENT
WEST GREYBULL PROJECT
BIG HORN COUNTY, WYOMING
This Purchase and Sale Agreement (“Agreement”), dated effective April 25, 2007, is between Mélange International, LLC (“Mélange”), 475 Seventeenth Street, Suite 540, Denver, Colorado 80202, Mike A. Tinker, individually and Desert Moon Gas Company, a Colorado corporation (“Tinker”), P.O. Box 440733 Aurora, CO, 80044, Hannon & Associates, Inc. 820 16th St, Suite 630 Denver, CO 80202. (“Hannon”), and Teton Energy Corporation (“TETON”), 410 17th St, Suite 1850 Denver, CO 80202. Mélange, Tinker and Hannon are collectively referred to herein as “The Assignors”. Mélange, Tinker, Hannon and TETON are collectively referred to herein as the “Parties.”
RECITALS
WHEREAS, The Assignors own record title and/or beneficial interests in and to the leasehold estates created by the oil and gas leases (the “Current Leasehold”) described in Exhibit 1, attached hereto; and
WHEREAS, The Assignors will assign to TETON 100% of their right, title and interest in the Current Leasehold, subject to overriding royalty interests herein reserved;
NOW, THEREFORE, in consideration of Four Hundred Eighty Eight Thousand Three Hundred Twenty Five Dollars ($488,325.00), the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Article 1.
DEFINITIONS
Whenever used in this Agreement, the following terms will have the below defined meaning:
1.1	Affiliate An affiliate of, or person affiliated with, a specified person, is a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

1.2	Agreement means this Agreement, inclusive of all exhibits and attachments, as the same may be modified or amended from time to time. The Agreement shall replace and supersede all previous agreements and representations in their entirety.

1.3	Current Leasehold means the oil and gas leases and other rights relating to exploration for and production of oil and gas that are owned by the Assignors within the West Greybull Project, which leases are more fully described in Exhibit 1 attached hereto.

1.4	Additional Leasehold means the oil and gas leases and rights acquired by the Parties in the specific AMI pursuant to AMI provisions herein.

1.5	Leasehold means the Current Leasehold and the Additional Leasehold.

1.6	Effective Date means April 25, 2007.

1.7	Existing Burdens means all landowner royalties, overriding royalties and other burdens existing of record on the effective date hereof and burdening the Current Leasehold, or existing prior to, or created as a condition to the Parties’ acquisition of Additional Leasehold. Existing Burdens also include existing overrides of the Assignors on the Current Leasehold whether of record or not of record.
1.8	Kirkwood Leasehold means that leasehold described on Exhibit 4 acquired through a separate agreement by TETON from Kirkwood Oil & Gas LLC located within the West Greybull Project.

1.9	Operator means TETON.

1.10	West Greybull Project means those lands lying within the area outlined in red on the Map attached hereto as Exhibit 2.
Article 2.
ORGANIZATION
2.1	Business Purpose. The purpose for which the Parties enter into this Agreement is to acquire, hold, maintain, explore, develop, operate, produce, enjoy the benefits of, sell, or otherwise dispose of any Leasehold and to market or otherwise deal with the production therefrom. Leasehold may include fee, federal, state and tribal acreage or acreage held by any other entity.

2.2	Term. This Agreement will commence on the Effective Date, and will continue until this Agreement is terminated in accordance with its provisions.
Article 3.
WEST GREYBULL PROJECT
3.1	Current Leasehold. The Assignors represent that they own oil and gas leases totaling approximately 6,511 net acres that comprise the West Greybull Project. A complete schedule of the oil and gas leases involved is included as Exhibit 1 attached hereto.

3.2	Title Examination. Within five (5) days following the execution of this Agreement, the Assignors will make available to TETON, at TETON’s office, all title information pertaining to the Current Leasehold. However, the Assignors acknowledges that all lease bonuses, rentals, royalties, including minimum advance royalties, shut-in payments, and any other payments which are required to perpetuate the Current Leasehold have been paid, or satisfied to date, and all oil and gas leases covering the Current Leasehold are in full force and effect. TETON shall have then have twenty one (21) days from receipt of such title information to notify the Assignors of any material title defects, which TETON may have identified as pertaining to the Current Leasehold. TETON’s written notice shall identify any such defective Leases, the nature of the defect and the number of net acres affected thereby. Any of the Current Leasehold not identified in said written notice by TETON within said thirty (30) days shall be deemed as acceptable title by Teton and paid for by Teton at closing. A material title defect shall include, but not be limited to any lease with a proportionate net revenue interest less than 81% (after creation of the Assignors overriding royalty provided for in Section 3.3), except in the case of Wyoming State Lease No. 06-00492, in which case a material title defect exists if the proportionate net revenue interest of the Assignors in that lease is less than 80.5% (after creation of the Assignors overriding royalty provided for in Section 3.3). If an existing environmental hazard is present that affects more than 50% of the surface overlying the existing leasehold, Teton may elect to terminate this Agreement with no further obligation to the Assignors. TETON shall have the right, but not the obligation, to request that any of the Current Leasehold that it deems subject to a title defect be omitted from this Agreement, and the assignment to TETON by the Assignors will not include said leases. In addition, in the event that more than 20% of Current Leasehold (measured by net acres) suffers from a material title defect, TETON may elect to terminate this Agreement with no further obligation to the Assignors. In the event any leases are omitted from this Agreement the consideration provided for in Article 6.1 shall be reduced by an amount equal to $75 per net acre multiplied by the number of net acres affected by such title defects. If the Assignors cure title defects to TETON’s satisfaction at any time within sixty (60) days after the date of closing then title to the omitted leases will be deemed to be acceptable and the Assignors will assign said leasehold to TETON pursuant to all terms and conditions of this Agreement and TETON shall remit to the Assignors payment at the rate stated herein.
3.3	Net Revenue Interest. All Current Leasehold shall be subject to the retention of overriding royalty interests by the Assignors or their designees. Said overriding royalty interests shall equal the difference between the existing burdens (whether or not of record as of the effective date hereof) and nineteen percent (19%) with the exception of State of Wyoming Lease No.06-00492 recited on Exhibit 1, which said overriding royalty interests shall equal the difference between the existing burdens and nineteen and one-half percent (19.5%).

3.4	Data. Teton shall furnish to the Assignors, to the extent allowed by law or license and availability, within ten (10) business days which such data becomes available to Teton, all data specified in the attached Geological Requirements Exhibit 5 on all wells drilled drilled within the AMI. The Assignors will keep all such data and information strictly confidential, and such data shall not be disclosed to any third party until made public by TETON or appropriate state or federal regulatory agencies. Also to the extent allowed by law or license, the Assignor agrees to provide TETON, within five days following execution of this Agreement, copies of all geological and geophysical data in their possession related to the Current Leasehold and West Greybull Project including, without limitation, the Petra/Geographix data set or other electronic data set.

3.5	Commitment Test Well. Prior to April 25, 2010, TETON commits to commence or cause to be commenced the drilling of a well within the West Greybull Project to a depth sufficient to adequately test the Greybull Sandstone found at an approximate depth of 12,380’ in the Gulf Otto Fed Well located in the SE1/4 of Sec. 26, T.52N.,R95W, Big Horn County, Wyoming, (the “Commitment Test Well”). TETON shall cause the Commitment Test Well to be drilled on a drilling/spacing unit comprising at least fifty percent (50%) Current Leasehold or, Additional Leasehold. If no drilling/spacing unit has been established by the Wyoming Oil and Gas Conservation Commission prior to the spud date of the Commitment Test Well, the drilling/spacing unit for such well for purposes of this section shall be the 160 acre quarter section on which the well is to be drilled. If the drilling/spacing unit for TETON’s desired location for the Commitment Test Well includes at least 50% Current Leasehold or Additional Leasehold but access to such Current Leasehold or Additional Leasehold cannot be obtained due to lease stipulations, unavailable access or other reason beyond TETON’s reasonable control, then TETON shall be permitted to locate the Commitment Test Well at an accessible location, which may be on a drilling/spacing unit not including at least 50% Current Leasehold or Additional Leasehold, but in that event the Assignors Overriding Royalty shall be not less than two-percent (2.0%) of 8/8ths. If TETON fails to commence drilling the Commitment Test Well on or before April 25, 2010 as provided for under this Article 3.5, for any reason other than those covered by Article 9.5 herein, TETON shall immediately reassign to the Assignors an undivided 100% of its interests acquired hereunder free and clear of any liens, judgments or burdens other than the overriding royalty interests provided for herein.

3.6	West Greybull Project Wells — General. All operations by TETON with respect to West Greybull Project Wells will be conducted in a good and workmanlike manner in accordance with good oil field practice. TETON agrees to indemnify and hold the Assignors harmless against all claims and causes of action associated with TETON’s activities and operations conducted in association with this Agreement but TETON shall have no liability to the Assignors except in the case of gross negligence or willful misconduct by either Party.

Article 4.
LEASE MANAGEMENT
4.1	Rentals, Minimum Royalties and Production Accounting. Rental payments and minimum royalty payments required under the terms of any of the Current Leashold, which are due after the closing date, will be paid on behalf of the Parties by TETON, except for any Current Leasehold which may be excluded pursuant to the terms of Section 3.2. Rental payments and minimum royalty payments required under Additional Leasehold within the West Greybull Project AMI shall be paid by the party owning such leasehold. Should any lease be lost as a result of the inadvertent failure to make proper payment of any rental, option, shut-in well payment or minimum royalty, such loss will be borne by the Parties jointly and there will be no recourse against or liability on the part of the Party who failed to make such payment. Any failure to pay delay rentals after the closing date on any federal lease that is a part of the Current Leasehold (unless excluded pursuant to Section 3.2) or Additional Leasehold that results in a reinstatement of said lease with a higher royalty burden shall not serve to reduce the overriding royalties granted to the Assignors as set forth in Paragraphs 3.3 and 5.1 herein.

4.2	Lease Records. On behalf of the Parties, TETON, as Operator, will maintain appropriate land and lease records relating to the West Greybull Project.

4.3	Joint Loss. Except as otherwise expressly provided in this Article 4, any loss or liability incurred by the Parties from any error or omission by a Party in performance of its obligations under this Article 4 will be borne by the Parties jointly.
Article 5.
AREA OF MUTUAL INTEREST
5.1	AMI. In consideration that is derived through the mutual benefit of the parties, the Parties agree that all lands set forth below will constitute an Area of Mutual Interest (“AMI”) between the Parties:
Township 52 North, Range 95West 6th P.M.
Sections 1 thru 36 (entire Township)

Township 51 North, Range 95 West 6th P.M.
Sections 1 thru 36 (entire Township)

Big Horn County, Wyoming
Township 52 North Range 94 West
Sections 5, 6, 7, 8, 17, 18, 19, 20, 29, 30, 31 and 32

Township 51 North Range 94 West
Sections 5, 6 and 7
And being the same lands located within the West Greybull Project Area as defined herein.

The AMI between the Parties will continue in effect for the term commencing with the Effective Date hereof and ending April 25, 2010 unless sooner terminated by the express written consent of both Parties. In the event that any Party acquires any oil and gas leasehold, oil and gas leases, mineral rights, royalty interests or other rights of entitlement to oil and gas interests covering any lands within the AMI during the term of the AMI, then such acquiring Party shall provide written notice thereof to each other Party within thirty (30) days of such acquisition, advising of the costs and terms of the acquisition. If the Assignors or any one of them are the acquiring party, TETON shall have thirty (30) days from its receipt of such notice to furnish the acquiring Party with reimbursement for the acquisition costs of such lease(s) and the acquiring Party shall promptly thereafter assign to TETON all right, title and interest in such lease(s), reserving to itself an overriding royalty interest of two and one-half percent ( 2.5%) in the proportions Mélange l/3rd, Tinker l/3rd and Hannon l/3rd . If TETON is the acquiring party, then it shall assign to the Assignors, or to its designees, an overriding royalty interest in such lease(s) in an amount equal to two and one-half percent (2.5%) to the Assignorsl in the same proportions as stated above. In the event the acquired leasehold existing burdens excluding the the Assignors two and one half percent (2.5%) overriding royalty interest totals nineteen percent (19%), then the the Assignors two and one half percent (2.5%) overriding royalty interest shall be reduced to an amount, so that the net revenue interest in the lease(s) is eighty one percent (81%). In any event however, the the Assignors overriding royalty amount shall not be less than one-percent (1%). If the interests being acquired are other than oil and gas leasehold or rights to earn oil and gas leasehold, and are non-cost bearing interests, the Parties’ interests shall be in the proportions fifty percent (50%) to TETON, and fifty percent (50%) to the Assignors.
Article 6.
ASSIGNMENTS AND CONSIDERATION
6.1	Assignments and Consideration. Closing shall occur on May 18th, 2007. At closing, TETON shall remit to the Assignors cash consideration equal to the number of net acres of leasehold assigned multiplied by $75.00 for a total consideration of $488,325.00, subject to adjustment for title defects as provided in Section 3.2. The Assignors shall advise TETON in writing prior to the date of closing the proportionate amount of such payment payable to Mélange, Tinker, and Hannon, respectively.

The Assignors shall assign to TETON one hundred percent (100%) of the Assignors’ interest, as to all depths, subject to the retained/reserved overriding royalty interests provided for herein, in the Current Leasehold. All assignments from the Assignors to TETON shall be on a form of assignment attached hereto as Exhibit 3. In addition, the Assignors shall deliver assignments of federal and state leases on the required forms. Once all assignments have been fully executed by the Parties, TETON shall be responsible for submitting all assignments to the proper agency for approval or to the proper county for recording. All reservations of overriding royalty, as stated above in Article 3.3, shall be expressly stated.

6.2	Reassignment Obligation. If TETON receives an assignment under this Agreement or acquires a lease subject to this Agreement and thereafter elects to surrender, let expire, abandon or release said lease, TETON will notify the remaining Parties not less than sixty (60) days in advance of such surrender, expiration, abandonment or release. At the request of some or all of the remaining Parties, which request must be made within thirty (30) days of receipt of such notice, TETON will then immediately assign those rights to the requesting Parties and, upon receipt of that assignment, the requesting Parties will pay (if applicable) TETON the reasonable salvage value of any material or equipment received, less the estimated costs of reclamation and surface restoration. Any wells affected by such assignment and not taken over by some or all of the remaining Parties will be plugged and abandoned, according to state and federal regulations, at the owning Parties’ sole cost, risk and expense.

6.3	Special Warranty. The Assignors agree to warrant the title to the Current Leasehold as to claims made by through or under the Assignors, but not otherwise.
Article 7.
TERMINATION
7.1	Termination. This Agreement will terminate upon the occurrence of any of the following:
7.1.a. the expiration of the term provided for in Article 2.2.

7.1.b. the mutual written agreement of all Parties to this Agreement.

7.1.c. In the event closing does not occur as provided in Article 6. herein.
Article 8.
MISCELLANEOUS
8.1	Amendments. This Agreement may be amended only by written instrument executed by all Parties.

8.2	Overriding Royalty Interests. The overriding royalty interests provided for herein shall be treated as a lease burden existing on the effective date of this Agreement and not as a subsequently created interest. Said overriding royalties shall not merge with any working interest assigned or retained herein.

The overriding royalties provided for hereunder shall apply to any extension or renewal of the Leasehold, insofar as such extension and renewal leases include lands covered by the Leasehold. For the purposes of this provision a renewal of an oil and gas lease is the taking by any party to this Agreement of any oil and/or gas lease within one year of the expiration, termination, or release of the preceding lease and a top lease. A renewal of a federal or state oil and gas lease is the taking by any party to this Agreement of any oil and gas lease offered at the next federal or state lease sale at which all or a part of the acreage covered by the preceding federal or state lease subject to this Agreement is offered for lease, as long as any party hereto has made a request to the BLM or State, within six (6) months from the expiration or termination of the preceding federal or state lease, to post such acreage for lease. The overriding royalties assigned hereunder shall apply to any extension or renewal of the Leasehold and such assignments of overriding royalties on renewals and extensions are to be provided in recordable form to the Assignors, or to its designees, within 30 days of the acquiring party’s acquisition of the lease(s).

Further, any overriding royalty reserved by or assigned to the Assignors pursuant to this Agreement shall (i) be reduced proportionately to the leasehold working interests and the mineral estates leased thereby, which are burdened by said overriding royalty; (ii) be free of all drilling, development, production, operating and overhead costs and expenses; (iii) bear and pay its proportionate share of gross production taxes, pipeline taxes, ad valorem taxes and other taxes assessed against the gross production attributable to said overriding royalty interests; (iv) shall be computed upon the same basis as royalties payable to the United States on production from the West Greybull Project are calculated, in accordance with CFR code Chapter II, 206.150 thru 206.160 inclusive and payable to the Minerals Management Service.

8.3	Applicable Law. This Agreement shall be interpreted under the laws of the State of Colorado without giving effect to any choice of law or conflict of laws provision or ruole that would constitute application of the laws of any jurisdiction other than the State of Colorado. With respect to any claims asserted or court proceedings initiated relating in whole or in part to this Agreement, the Parties consent to venue and jurisdiction in the Colorado District Court for the City and County of Denver (Second Judicial District) and in the Federal District Court for the District of Colorado.

8.4	Counterpart. This Agreement may be executed in counterpart and will be binding upon the Parties and their heirs, successors, assigns, and legal representatives.

8.5	Force Majeure. If any Party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to indemnify or make money payments or furnish security, that Party shall give to all other Parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the Party giving the notice, so far as they are affected by the force majeure, will be suspended during, but no longer than, the continuance of the force majeure. The term “force majeure,” as here employed, means an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, or other act of Nature, explosion, governmental action, governmental delay, litigation, restraint, injunction, unavailability of equipment, drilling permits, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Party claiming suspension.
8.5a The affected Party must use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure must be remedied with all reasonable dispatch does not require the settlement of litigation or the settlement of strikes, lockouts, or other labor difficulty by the Party involved, contrary to its wishes; how all such difficulties are handled will be entirely within the discretion of the Party concerned.
8.6	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective legal representatives, successors, and assigns. No assignment by a Party shall in any way diminish or otherwise adversely affect the rights, interest, or obligations of any other Party. If any Party to this Agreement assigns or conveys all or a portion of its interest in this Agreement, said assignment or conveyance shall be specifically made subject to all of the terms and provisions of this Agreement. The Party assigning or conveying an interest shall notify all other Parties in writing of the conveyance and provide all other Parties with appropriate documents and information concerning the successor in interest.

8.7	Event of Conflict. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Exhibits, the provisions of this Agreement shall prevail. If any term or condition of this Agreement conflicts with a term or condition of the Current or Additional Leasehold, then such term or condition of the Current or Additional Leaseholds shall prevail and this Agreement will be deemed to be amended accordingly.

8.8	Representations and Warranties.

8.8a. TETON Representation - TETON represents, warrants, and agrees to and with the Assignors hereto that TETON has all requisite power and authority to enter into and to perform its obligations under this Agreement subject to TETON’s receipt of approval of this Agreement from its Board of Directors on or before May 4, 2007, which approval shall be an absolute condition. TETON represents that any prior agreements which it has entered into with a third party covering the West Greybull Project Area, will not prevent the full performance of this Agreement by TETON. TETON shall furnish to the Assignors prior to the execution of this Agreement evidence that it has obtained a release or amendment of its prior agreement with Patriot Exploration Co., Inc. which might prevent performance of this Agreement by TETON.

8.8b. The Assignors Representation - Each Assignor represents, warrants, and agrees that it has all requisite power and authority to enter into and to perform its obligations under this Agreement and that there are no conflicts or impediments to any undertakings herein.

8.9	Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

8.10	Assignment. The parties shall have the right, at any time, to assign all or a portion of its rights or any interest in the Leasehold to a third party; it being understood that said third party shall be bound by the terms and conditions set forth herein.

8.11	Kirkwood Contingency. TETON’s obligation to close the transaction contemplated by this Agreement is contingent upon the execution of a purchase and sale agreement with Kirkwood Oil & Gas, LLC covering the Kirkwood Leasehold on substantially similar terms as contained in this Agreement, excluding the AMI, AMI ORRI and data requirements.

8.12	Disclosure of Agreement. The Assignors, shall advise anyone inquiring about the Current Leasehold that such leasehold is under contract and not available for sale or discussion. The Assignors shall not, however, identify TETON as the buyer or disclose any other information concerning the purchase and sale until TETON has publicly disclosed such information or it becomes generally known to the public through no actions undertaken by the Assignor in contravention of the confidentiality provisions herein. Copies of all public disclosures made by TETON prior to closing will promptly be furnished to Mike Tinker by electronic mail. The Assignors acknowledge that TETON is subject to reporting requirements of the Securities Exchange Act of 1934, that TETON’s common stock is traded publicly, and that federal and state securities laws impose significant restrictions concerning the use or disclosure of non-public information in general and in buying or selling, or discussing with others the possibility of buying or selling, TETON securities by person who have access to information concerning TETON that is not generally available to members of the public.

8.13	Entire Agreement. This Agreement embodies the entire agreement between the Parties with respect to the subject matter of this Agreement, superseding all prior oral or written agreements, understandings, solicitations of interest or offers related to the subject matter of this Agreement, and may be amended, supplemented, or altered only by a written instrument signed by all the Parties.

8.14	Transaction Costs. Each Party will be solely responsible for all costs incurred by it in connection with this Agreement and the transaction contemplated hereby, with no right to recovery or contribution from any other Party. Neither the Assignors nor TETON shall have any liability to any third party for commissions or broker’s fees for which the other Party may be liable.

8.15	Counterpart. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

8.16	Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one day after electronically mailed either in the text of an email message or attached in a commonly readable electronic format, and the sender has received no generated notice that the client email message has not been successfully delivered; or (iv) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers, and email addresses for such communications shall be:
Attn: Mike A. Tinker
Desert Moon Gas Company
P.O. Box 440733
Aurora, CO 80044
PH 303-752-1084
FAX: 303-752-1084
Email: tinkjl@msn.com
Attn: Gary Stewart
Mélange International, LLC
475 17th St, Suite 540
Denver, Co 80202
PH 303-298-9415
FAX 303-298-0729

Email: gary@eMelange.net
Hannon & Associates, Inc.
820 16th St, Suite 630
Denver, CO 80202
Email: hannon@qwest.net
Teton Energy Corporation
410 17th Street, Suite 1850
Denver, CO 80202
PH 303 565-4604
FAX 303 565-4606
Email: rbosher@teton-energy.com
IN WITNESS WHEREOF, this Agreement is executed as of April 25, 2007.

MÉLANGE INTERNATIONAL, LLC		HANNON & ASSOCIATES, INC.

By:	/s/ Gary C. Stewart	By:	/s/ Ted Hannon

	Gary C. Stewart, Manager		Ted Hannon President

/s/ Mike A. Tinker

Mike A. Tinker, individually

DESERT MOON GAS COMPANY

/s/ Mike A. Tinker

Mike A. Tinker President

TETON ENERGY CORPORATION

By:	/s/ Dominic Bazile

Dominic Bazile, COO and EVP

EXHIBIT “1”

To Purchase and Sale Agreement dated effective April 25, 2007, Melange International, LLC et al and Teton Energy Corporation
WEST GREYBULL PROSPECT
BIG HORN COUNTY, WYOMING

				GROSS	Melange, etal,
SERIAL NO.	EFFECTIVE DATE	EXPIRATION DATE	LEGAL DESCRIPTION	ACRES	Net Acres
WYW-158652	10/1/2003	9/30/2013	T52N,R95W.	347.38	347.38
			Sec. 25: L 1-3.NE/4, E/2NW/4

WYW-158653	10/1/2003	9/30/2013	T52N,R95W.	640.00	640.00
			Sec. 29: All

WYW-160121	4/1/2004	3/31/2014	T52N,R95W.	960.00	960.00
			Sec. 26: N/2,
			Sec. 27: All

WYW-160123	4/1/2004	3/31/2014	T52N,R95W.	634.00	634.00
			Sec. 35: N/2,N/2SE/4, SE/4SE/4,
			SW/4, SE/4SE/4, Excl 6.0
			ac. in RSVR ROW

St WY 06-00492	6/2/2006	6/2/2011	T52N,R95W	592.38	592.38
			Sec. 36: Tr 62 (ALL)

D. Mayland	11/7/2006	11/7/2011	T52N,R95W	166.37	83.18
			Sec. 33: L 10,11 ,7, of Rsvy Tr 123
			51N,95W
			Sec. 4 L12,10,8, of Rsvy Tr 122
			L. 9, 11,12 of Rsvy Tr 123

D. Mayland	11/30/2006	11/30/2011	T52N,R95W	160.00	80.00
			Sec. 11:SW/4 a/d/a L k,l,m,n of Tr 53

Martin Mayland & Diana Mayland Trustees	11/7/2006	11/7/2011	T52N,R95W	544.12	352.06

1 of 3

EXHIBIT “1”

To Purchase and Sale Agreement dated effective April 25, 2007, Melange International, LLC et al and Teton Energy Corporation
WEST GREYBULL PROSPECT
BIG HORN COUNTY, WYOMING

		EXPIRATION			Melange, etal,
SERIAL NO.	EFFECTIVE DATE	DATE	LEGAL DESCRIPTION	GROSS ACRES	Net Acres
			Rsvy Tr 117,
			Sec. 34: SE/4SW/4,SW/4SE/4,
			Sec. 15: SW/4
			51N,95W
			Rsvy Tr 117 in sec. 6,
			Sec. 3: L.7,8,11,14,15,SE/4SW/4

Donald Dalley Winters, et al	11/7/2006	11/7/2011	T51N,R95W Rsvy Tr 107 in Sec. 2 &	649.46	575.09
			11, Rsvy Tr 105 in
			Sec 2,11, & 12,
			W/2 of Rsvy Tr 106
			Sec. 1: SW/4SW/4,
			Sec. 2: L9,15,16,19,SW/4NW/4
			Sec. 3: L17, SE/4NE/4
			Sec. 11: L 1,16,17
			Sec. 12: L 1,4,6,7,17NE/4NW/4

John J. Bullinger & Sons, LLC	11/30/2006	11/30/2011	T51N, R95 W,6th P.M. Resurvey Tr75 (Original Survey was SE1/4 NE 1/4 of Sec 23 and N 1/2 NW 1/4 and SW 1/4NW 1/4 of Sec 24) (157.87 ac.)	1,041.68	970.74
			Part of Rsvy Tract 76 (Original Survey was NE 1/4 NE 1/4 of Section 23, exc a 30.36 ac tract
			Rsvy Tract 79 (Original Survey was SE 1/4 NW 1/4 , SW 1/4 NE 1/4, NW 1/4 SE 1/4 and NE 1/4 SW 1/4 of Section 13) (150.61 ac.)
			Ptn of Rsvy Tr 80 (Original Survey was SE 1/4 SW 1/4 and S1/2 SE 1/4 of Section 1 I,SW1/4 SW1/4 of Sec 12, W 1/2 W 1/2 of Sec 13, and E1/2 E 1/2 of Sec 14, except a strip of land 340 feet wide along the East line of Tract 81 (490.69 ac.)
			T51N . R95W,6th P.M.
			Rsvy TR 67 in Sec’s 6,7 (201.88 ac)

WYW-173874	2/1/2007	1/31/2017	T52N,R95W 6th P. M..	160.00	160.00

2 of 3

EXHIBIT “1”
To Purchase and Sale Agreement dated effective April 25, 2007, Melange International, LLC et al and Teton Energy Corporation
WEST GREYBULL PROSPECT
BIG HORN COUNTY, WYOMING

					Melange, etal,
SERIAL NO.	EFFECTIVE DATE	EXPIRATION DATE	LEGAL DESCRIPTION	GROSS ACRES	Net Acres
WYW-174082	4/1/2007	3/31/2017	T52N,R95W 6th P. M..	920.00	920.00
			Sec. 23: N/2NE/4, NE/4NW/4,
			S/2N/2, S/2
			Sec. 24: W/2NW/4,SW/4, E/2SE/4

Richard D. Hammond	1/5/2007	1/512	T51N , R 95 W,6th P.M.	476.57	178.71
			Ptns of Rsvy TR 80 in Sec 14 (12.47 ac)
			Ptns of Rsvy TR 81 in Sec 14 (9.54 ac)
			Ptns of Rsvy Tr 82 in Sec. 14 & 15 (454.56 ac.)

Carol Wade House	1/25/07	1/25/12	T51N, R 95 W,6th P.M.
			Section 1: NW/4SE/4, and a ptn of the SW/4SE/4	48.00	18.00

			Totals	7,339.96	6,511.54

3 of 3

EXHIBIT “2”
to Purchase and Sale Agreement Melange International, LLC, et al and Teton Energy Corporation

United States Highway 14
52N 95W
52N 9
State Highway 30
Main St.
State Highway
51N 95W
51N 9

Project Area

WEST GREYBULL PROJECT AREA
BIG HORN COUNTY, WYOMING

EXHIBIT 3
To Purchase and Sale Agreement dated effective April 25, 2007, between Mélange International, LLC, et al, and Teton Energy Corporation.
ASSIGNMENT OF OIL AND GAS LEASE(S)
KNOW ALL MEN BY THESE PRESENTS:
     THIS ASSIGNMENT is made and entered into this            day of                      , 2007, by and between Mélange International, LLC (“Mélange”), 475 Seventeenth Street, Suite 540, Denver, Colorado 80202, Desert Moon Gas Company and Mike A. Tinker (“Tinker”), P.O. Box-440733, Aurora, CO, 80044, and Hannon & Associates, Inc. 820 16th St, Suite 630 Denver, CO 80202. hereinafter collectively referred to as “Assignor,” and Teton Energy Corporation (“TETON”), 410 17th St, Suite 1850, Denver, CO 80202, hereinafter referred to as “Assignee”.
W I T N E S S E T H :
     THAT, Assignor is the owner of certain leasehold interests in the oil and gas lease(s) described on Exhibit “A” attached hereto and made a part hereof covering the lands described in Exhibit “A” attached hereto and made a part hereof.
     THAT, for and in consideration of Ten Dollars ($10.00+) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to Assignor’s reservation herein of the overriding royalty interest set forth below, Assignor does hereby grant, assign, transfer, set over, and convey unto Assignee, its successors and assigns, all of Assignor’s right, title, interest, in and to the oil and gas lease(s), covering the lands described on Exhibit “A” attached hereto.
     Assignor does hereby EXCEPT AND RESERVE unto itself, its successors and assigns, an overriding royalty interest equal to the difference between lease burdens existing of record as of the date hereof and nineteen percent (19%), thus delivering to Assignee an eighty one percent (81%) net revenue interest, of all of the oil, gas and other hydrocarbons produced, saved and sold from the oil and gas lease(s), covering the lands as described on Exhibit “A” with the exception of the State of Wyoming Lease No. 06             00497, in which Assignor does except and reserve an royalty interest equal to the difference between lease burdens existing of record as of the date hereof and nineteen and one-half percent (19.5%), thus delivering to Assignee an eighty and one half percent (80.5%) net revenue interest in such lease. The overriding royalty interest herein reserved shall apply to extensions or renewals of the lease(s) described on Exhibit “A” and is subject to all the terms and conditions of the Purchase and Sale Agreement dated effective April 25, 2007, between Assignor and Assignee.
     If any of the oil and gas leases assigned covers less than the entire and undivided mineral estate or if Assignor’s interest in any of the leases is less than the full and undivided leasehold estate in and to the lands described on Exhibit “A”, the overriding royalty interest herein reserved and excepted shall be proportionately reduced to correspond with the leasehold interest assigned hereby.
     This Assignment of Oil and Gas Lease is executed simultaneously with that certain Federal Form of Assignment of Record Title Interest dated the                      day of                      2007, covering the Federal leases and State Form Assignment dated the                      day of,                      2007, covering the State Lease(s) described on Exhibit “A”. The interest conveyed by such Assignments are parallel, and not in addition, to the interest herein conveyed. In the event further Assignments or documents are required after the date hereof by any governmental authority Assignor will upon Assignee’s request, execute, acknowledge and deliver or cause to be executed and delivered, all such documents or instruments necessary to effectuate this Assignment.
     The interests assigned herein are subject to 1) all terms and conditions of the oil and gas leases; 2) all instruments existing of record in Assignor’s chain of title; and 3) that certain Purchase and Sale Agreement dated effective April 25th, 2007 between Teton Energy Corporation and Mélange International, LLC, et al,. In the event there is a conflict between the terms of this Assignment and the terms of said Purchase and Sale Agreement, the Purchase and Sale Agreement shall prevail.

     This Assignment is given without representation or warranty of title, either express or implied, except all parties claiming by through or under Assignor, but not otherwise.
     This Assignment shall be binding upon and will inure to the benefit of Assignor and Assignee, their successors and assigns.
SIGNED EXECUTED AND DELIVERED this                      day of                                          2007.

MÉLANGE INTERNATIONAL, LLC		HANNON & ASSOCIATES, INC.

By:		By:
	Gary C. Stewart, Manager	Ted Hannon, President

Desert Moon Gas Company

BY:
	Mike A. Tinker	Mike A. Tinker
President
ACKNOWLEDGMENT
COUNTY OF                                         )
                                                                )
STATE OF COLORADO )
     The foregoing instrument was acknowledged before me this                      day of                     , 2007 by Mike A. Tinker,
     WITNESS my hand and official seal.
     Notary Public in and for the State of Colorado
My Commission Expires:

CORPORATE ACKNOWLEDGMENT
COUNTY OF                                          )
                                                                  )
STATE OF COLORADO                      )
     The foregoing instrument was acknowledged before me this                      day of                      , 2007 by Mike A. Tinker, as President of Desert Moon Gas Company,
     WITNESS my hand and official seal.
     Notary Public in and for the State of Colorado
My Commission Expires:
CORPORATE ACKNOWLEDGMENT
COUNTY OF                                          )
                                                                  )
STATE OF COLORADO                    )
     The foregoing instrument was acknowledged before me this           day of                     , 2007 by Gary Stewart, as Manager of Mélange International. LLC,
      WITNESS my hand and official seal.
      Notary Public in and for the State of Colorado
My Commission Expires:
COUNTY OF                                         )
                                                                  )
STATE OF COLORADO                    )
     The foregoing instrument was acknowledged before me this                       day of                                           , 2007 by Ted Hannon, as President of Hannon & Associates, Inc.,
     WITNESS my hand and official seal.
     Notary Public in and for the State of Colorado
My Commission Expires:

EXHIBIT “4”
     To Purchase and Sale Agreement dated effective April 25, 2007, Melange International, LLC, et al, and Teton Energy Corporation

	EFFECTIVE	EXPIRATION		%INTEREST	GROSS	NET
SERIAL NO.	DATE	DATE	LEGAL DESCRIPTION	OWNED	ACRES	ACRES
WYW-160120	4/1/2004	3/31/2014	T52N.R95W.	100.00%	933.53	933.53
			Sec. 15: TR 41A, 60B,60C,60D
			Sec. 16: Tr 41A
			Sec. 21: Tr 41 A
			Sec. 22: SW/4NW/4, S/2, L 5,8,9,
			Tr 41A, 60B,60C,60D
			Sec. 24: NE/4, E/2NW/4, W/2SE/4

WYW-160122	4/1/2004	3/31/2014	T52N.R95W.	100.00%	678.00	678.00
			Sec. 33: NE/4
			Sec. 34: N/2, N/2SW/4, NW/4SE/4,
			E/2SE/4 excl 2.0 ac in Resvr ROW

WYW-163270	6/1/2005	5/31/2015	T52N.R95W.	100.00%	1,560.24	1,560.24
			Sec. 16: SW/4SW/4,L 17,20,21,25
			Tr 41B,41C46I,46P
			Sec. 17: S/2SE/4,L13.15,16,
			19-21, 24Tr 46I,
			46j,46K,46L,46M,46N,
			46O,46P,47I
			Sec. 18: SW/4NE/4, SE/4, L13,15,
			TR 47I
			Sec. 20: ALL

WYW-163272	6/1/2005	5/31/2015	T52N.R95W.	100.00%	640.00	640.00
			Sec. 28: ALL			3811.77

1 of 1

EXHIBIT “5”
To Purchase and Sale Agreement dated effective April 25, 2007, between Melange
International, LLC, et al and Teton Energy Corporation
GEOLOGIC REQUIREMENTS
The contact information is as follows:

Melange International, LLC	Desert Moon Gas Company	Hannon & Associates, Inc
475 17th Street, Suite 540	P.O. Box 440733	820 16th St, Suite 630
Denver, CO 80202	Aurora, CO 80044	Denver, CO 80202
Telephone: 303-298-9415	Telephone: 303-752-1084
Facsimile: 303-298-0729	Fax: 303-752-1084
Attn: Gary C. Stewart	Attn: Mike A. Tinker	Attn: Ted Harnnon
e-mail: gary@emelange.net	e-mail: tinkj1@msn.com	Email: hannon@qwest.net
     Melange International, LLC, will keep all information strictly confidential until made public by Teton or a federal or state regulatory agency, other than to Tinker and Hannon
1. PROGRESS REPORTS: Teton agrees to e-mail to Melange International, LLC daily written operations reports within ten (10) business days from receipt by Teton of activity, including without limitation the current mud log, if available. The first such report is to include the well name, location (legal description), proposed total depth, deepest objective formation and spud date.
2. WELL LOGS AND SURVEYS: When well has been drilled to contract depth, Teton shall cause to be made the well formation logs and surveys set forth below and shall furnish, within ten (10) business days from receipt by Teton to Melange International, LLC, with one (1) final print of these surveys plus any additional logs or surveys run during the drilling of the well, and LAS formatted data of all such logs and information.
3. REPORTS, LOGS, CHARTS: In addition to reports, logs, and charts required elsewhere in this agreement, Teton agrees to furnish Melange International, LLC, within ten (10) business days from receipt by Teton with the following (if acquired):
A.	One copy of all core analysis, gas analysis and water analysis.

B.	One copy of all drill stem test reports.

C.	One copy of the mud log e-mailed daily.

D.	One copy of final mud log.

E.	One copy of the completion report, initial potential test(s).

F.	One copy of reports and charts of all bottom hole pressure surveys.

G.	One copy of all logging suites, including cased hole logs, provided in both paper and digital LAS format.

H.	One copy of dipmeter and/or velocity survey if run.

I.	One copy of any directional surveys.

J.	One copy of any and all stimulation and completion data and reports, including without limitation, detailed frac reports, acidizations, flowback reports, pressure buildups and analysis, frac fluid types, cement jobs, casing programs etc.

K.	Digital Copies of the above data in original digital format including but not limited to LAS files for all well logs and mud logs, if available.